

<ARTICLE> 5
<LEGEND>
This financial data schedule contains summary financial information extracted from the combined balance sheets of ITC/\DeltaCom, Inc., Interstate FiberNet, Inc. (formerly ITC Transmission Systems, Inc.), ITC Transmission Systems II,
Inc., Gulf States Transmission Systems, Inc., Eastern Telecom, Inc. d.b.a.
InterQuest, and DeltaCom, Inc. (Reorganized as ITC/\DeltaCom, Inc.) as of June
30, 1997 (see registration statement page F-11) and the related combined statements of operations for the six month period ended June 30, 1997 (see registration statement page F-12). This information is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                     200,253,742
<SECURITIES>                                         0
<RECEIVABLES>                               18,621,306
<ALLOWANCES>                                 1,134,039
<INVENTORY>                                    630,431
<CURRENT-ASSETS>                           220,747,710
<PP&E>                                     132,893,062
<DEPRECIATION>                              17,040,982
<TOTAL-ASSETS>                             402,015,721
<CURRENT-LIABILITIES>                      152,572,046
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       150,826
<OTHER-SE>                                  33,299,746
<TOTAL-LIABILITY-AND-EQUITY>               402,015,721
<SALES>                                     53,365,061
<TOTAL-REVENUES>                            53,365,061
<CGS>                                       25,302,747
<TOTAL-COSTS>                               25,302,747
<OTHER-EXPENSES>                            25,234,556
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                         (7,561,591)
<INCOME-PRETAX>                            (3,850,445)
<INCOME-TAX>                                 1,005,809
<INCOME-CONTINUING>                        (2,770,504)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              (507,515)
<CHANGES>                                            0
<NET-INCOME>                               (3,278,019)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

